Registration No. 333-_____
 As filed with the Securities and Exchange Commission on May 16, 2002

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WARRANTECH CORPORATION
             (Exact name of registrant as specified in its charter)


Delaware                                                    13-3178732
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                                150 Westpark Way
                               Euless, Texas 76040
                    (Address of Principal Executive Offices)


              1996 Short Term Incentive Compensation Bonus Program
                            (Full title of the plan)


                                Joel San Antonio
                             Chief Executive Officer
                             Warrantech Corporation
                                150 Westpark Way
                               Euless, Texas 76040
                                 (800) 544-9510
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Ralph A. Siciliano, Esq.
                    Tannenbaum Helpern Syracuse & Hirschtritt
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 508-6700

                         CALCULATION OF REGISTRATION FEE

                                      Shares        Proposed maximum       Proposed
     Title of securities              to be          offering price    maximum aggregate        Amount of
      to be registered            registered(1)         per share       offering price      registration fee
Common Stock ($.007 par value)       200,000(2)            N/A(2)               N/A(2)              N/A(2)
Common Stock ($.007 par value)       200,000(3)          $0.67(4)          $134,000(4)           $12.32(4)
                                     -------                               --------              ------
           Total                     400,000                               $134,000              $12.32
                                     =======                               ========              ======

(1) This Registration Statement on Form S-8 covers an indeterminate number of shares of the Warrantech Corporation (the "Registrant") common stock, par value $.007 per share (the "Common Stock"), that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective plans in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) The Registrant's 1996 Short Term Incentive Compensation Bonus Program (the "Bonus Program") became effective on April 1, 1995. The Registrant previously registered 200,000 shares of Common Stock on Form S-8 (Registration File No. 333-14379) filed with the Securities and Exchange Commission on October 17, 1996. The Registrant previously paid $568.48 upon the filing of such Registration Statement.

(3) An amendment increasing the number of shares of Common Stock reserved for grant under the Bonus Program by 200,000 Shares was adopted by the Registrant's Board of Directors on June 26, 2001. Accordingly, the total number of shares reserved for grant under the Bonus Program is 400,000.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculation the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market System on May 13, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable.


                                Explanatory Note

      Warrantech Corporation (the "Registrant") hereby files this Registration Statement on Form S-8 (the "Registration Statement") relating to 200,000 shares of the Registrant's common stock, par value $.007 per share (the "Common Stock") subject to issuance under the Registrant's 1996 Short Term Incentive Compensation Bonus Program (the "Bonus Program"). The total number of shares of Common Stock subject to issuance under the Bonus Program is 400,000 shares. 200,000 shares issuable under the Bonus Program were previously registered on Form S-8 (Registration File No. 333-143797) filed with the Securities and Exchange Commission on October 17, 1996, as amended by Post-Effective Amendment No. 1 on Form S-8 filed with the Securities and Exchange Commission on May 15, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Pursuant to Rule 428(b)(1) promulgated under the Securities Act, the information required by Item 1 and Item 2 of Part I is included in documents sent or given to participants in the Warrantech Corporation 1996 Short Term Incentive Compensation Bonus Program (the "Program") and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

      The following documents filed by the Registrant with the Commission are hereby incorporated by reference:

      (a) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

      (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

      (c) The description of the Company's Common Stock that is contained in the Registrant's Amendment No. 1 to its Registration Statement on Form 8-A filed on February 25, 1985, pursuant to Section 12 of the Exchange Act; including any amendments or reports for the purpose of updating such description.

      (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement.

      The Registrant will provide without charge to each person who has received a copy of any prospectus to which this Registration Statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to those documents, unless the exhibits are incorporated by reference in those documents. Written requests for copies should be directed to the Registrant's principal executive offices at 150 Westpark Way, Euless, Texas 76040, Attention: Joel San Antonio. Telephone requests for copies should be directed to the Company's Chief Executive Officer at (800) 544-9510.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.  Indemnification of Directors and Officers.

      1. As permitted by Sections 102 and 145 of the Delaware General Corporation Law (as amended, 1993), the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law, or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting form negligent or grossly negligent behavior) except in the situations described above.

      2. The Registrant's bylaws provide for the indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been director or employee of the Registrant (including attorney's fees). The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

      3. The Registrant presently maintains policies of insurance under which its directors and officers of Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being, or having been, such directors or officers.

      4. There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation or proceeding which might result in a claim for indemnification by any officer or director.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

    Number     Document
    ------     --------

     3.1 Certificate of Incorporation filed June 22, 1983. Incorporated by reference to the Registrant's Registration Statement on Form S-18, filed on November 23, 1983, Registration No. 2-88097-NY.

     3.2 Certificate of Amendment of Certificate of Incorporation filed October 24, 1983. Incorporated by reference to the Registrant's Registration Statement on Form S-18, filed on November 23, 1983, Registration No. 2-88097-NY.

     3.3 Certificate of Amendment of Certificate of Incorporation dated June 29, 1987. Incorporated by reference to the Registrant's Form 8 Amendment to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1987, file No. 0-13084.

     3.4 Certificate of Designation of the Registrant with respect to the Preferred Stock as filed with the Secretary of State of Delaware on October 12, 1993. Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994, file No. 0-13084.

     3.5 By-Laws of the Registrant, as amended. Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1988, file No. 0-13084.

     4.3       1996 Short Term Incentive Compensation Bonus Program, as amended.

     23.1      Consent of Independent Accountants.

     24.1      Power of Attorney (see page 6).

Item 9.  Undertakings.

      A. The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to

             (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (b) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (c) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Euless, Texas on May 15, 2002.

                                                 WARRANTECH CORPORATION


                                                 By /s/ Joel San Antonio
                                                    ----------------------------
                                                    Joel San Antonio,
                                                    Chairman of the Board and
                                                    Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes Joel San Antonio, William Tweed and Jeffrey J. White, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


       Signature                        Title                        Date
       ---------                        -----                        ----


/s/ Joel San Antonio           Chairman of the Board,            May 15, 2002
----------------------         Chief Executive Officer
Joel San Antonio               and Director



/s/ Richard F. Gavino          Executive Vice President,         May 15, 2002
----------------------         Chief Financial Officer
Richard F. Gavino              and Treasurer
                               (Principal Accounting
                               and Financial Officer)



/s/ William Tweed              Vice Chairman                     May 15, 2002
----------------------         and Director
William Tweed

       Signature                        Title                        Date
       ---------                        -----                        ----

/s/ Lawrence Richenstein
------------------------       Director                          May 15, 2002
Lawrence Richenstein

/s/ Gordon A. Paris
------------------------       Director                          May 15, 2002
Gordon A. Paris

/s/ Jeffrey J. White
------------------------       Director                          May 15, 2002
Jeffrey J. White

/s/ Ronald Glime
------------------------       Director                          May 15, 2002
Ronald Glime

                                  EXHIBIT INDEX

Exhibit Number                        Exhibit                        Page Number
--------------                        -------                        -----------

     3.1       Certificate of Incorporation filed June 22, 1983.        _______
               Incorporated by reference to the Registrant's
               Registration Statement on Form S-18, filed on
               November 23, 1983, Registration No. 2-88097-NY.

     3.2       Certificate of Amendment of Certificate of               _______
               Incorporation filed October 24, 1983. Incorporated by reference to the Registrant's Registration Statement on Form S-18, filed on November 23, 1983,
               Registration No. 2-88097-NY.

     3.3       Certificate of Amendment of Certificate of               _______
               Incorporation dated June 29, 1987. Incorporated by reference to the Registrant's Form 8 Amendment to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1987, file No. 0-13084.

     3.4       Certificate of Designation of the Registrant with        _______
               respect to the Preferred Stock as filed with the Secretary of State of Delaware on October 12, 1993.
               Incorporated by reference to the Registrant's Annual
               Report on Form 10-K for the fiscal year ended March
               31, 1994, file No. 0-13084.

     3.5       By-Laws of the Registrant, as amended. Incorporated      _______
               by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1988, file No. 0-13084.

     4.3       1996 Short Term Incentive Compensation Bonus Program,       9
               as amended.

     5.1       Opinion of Counsel                                         14

     23.1      Consent of Independent Accountants.                        16

     24.1      Power of Attorney (see page 6).                            18